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                                                                      Exhibit 31

           CERTIFICATE OF CHIEF EXECUTIVE AND CHIEF FINANCIAL OFFICER

I, Kenneth C. Lowe, certify that:

1. I have reviewed this annual report on Form 10-KSB of Transition Auto Finance III (TAF III).

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

3. Based on my knowledge, the financial statements and other financial information included in this report fairly present, in all material respects, the financial condition, results of operations and cash flows of TAF III as of, and for, the periods presented in this report.

4. TAF III's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in the Exchange Act Rules 13a-14 and 15d-14) for TAF III and we have:

      a. Designed such disclosure controls and procedures to ensure that material information relating to TAF III, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

      b. Evaluated the effectiveness of TAF III's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

      c. Presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date.

5. TAF III's other certifying officers and I have disclosed, based on our most recent evaluation, to our auditors and TAF III's Board of Directors:

      a. All significant deficiencies in the design or operation of internal controls which could adversely affect TAF III's ability to record, process, summarize and report financial data and have identified for TAF III's auditors any material weaknesses in internal controls; and

      b. Any fraud, whether or not material, that involves management or other employees who have a significant role in TAF III's internal controls.

6. TAF III's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: March 25, 2004


/s/ Kenneth C. Lowe
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Kenneth C. Lowe,
Chief Executive and Chief Financial Officer